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Exhibit 23.1

Consent of KPMG LLP

The Board of Directors NeoPharm, Inc:

        We consent to the incorporation by reference in Registration Statement Nos. 333-66365 and 333-03725 on Form S-8 of NeoPharm, Inc. of our report dated March 11, 2003 relating to the balance sheet of NeoPharm, Inc. as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for the year then ended, which report appears in the annual report on Form 10-K of NeoPharm, Inc.

                            /s/ KPMG LLP

Chicago, Illinois
March 31, 2003

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  Exhibit 23.1